Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-282263) of Moolec Science SA of our report dated November 10, 2025 relating to the consolidated financial statements of Bioceres Crop Solutions Corp., which appears in this Form 20-F.

/s/ Price Waterhouse & Co. S.R.L.
/s/ Guillermo Miguel Bosio

Guillermo Miguel Bosio
Partner
Rosario, Argentina
December 29, 2025